Exhibit 3.1

SECOND AMENDED AND RESTATED

BYLAWS

OF

POWELL INDUSTRIES, INC.
Adopted by the Board of Directors: February 19, 2025
Effective: February 19, 2025

-i-

-ii-

POWELL INDUSTRIES, INC.
(a Delaware corporation)
(the “Company”)
SECOND AMENDED AND RESTATED BYLAWS
ARTICLE 1
OFFICES
Section 1.1Principal Office. The principal office of the Company shall be in Houston, Harris County, Texas.
Section 1.2Registered Office. The registered office of the Company shall be fixed in the Certificate of Incorporation of the Company (the “Certificate of Incorporation”).
Section 1.3Other Offices. The Company may also have other offices at such places, whether in Delaware or elsewhere, as the Board of Directors of the Company (the “Board of Directors”) may from time to time determine or the business of the Company may require.

ARTICLE 2
STOCKHOLDERS
Section 2.1    Place of Meetings. All meetings of the stockholders shall be held at the principal office of the Company or any other place, if any, whether in Delaware or elsewhere, as may be designated for that purpose from time to time by the Board of Directors. The Board of Directors may, at its sole discretion, determine that a meeting of the stockholders may be held solely or in part by means of remote communication in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”).

Section 2.2    Annual Meeting. The annual meeting of the stockholders for the purpose of electing directors and for the transaction of any other business to come before such meeting shall be held at such time and on such date in each year as may be determined by the Board of Directors. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.

Section 2.3    Special Meetings. Special meetings of the stockholders for any purpose or purposes whatsoever may be called by the chair of the Board of Directors, the chief executive officer, the president, or a majority of the directors. Only business within the purpose or purposes described in the notice of the special meeting of the stockholders may be conducted at the meeting.

Section 2.4    Stockholder Proposals and Nominations.

(a)To be properly brought before an annual meeting, nominations or other business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) brought before the meeting by a stockholder in accordance with this Section 2.4. In addition, any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for stockholder action.

(b)For business to be properly brought before an annual meeting by a stockholder and for nominations by stockholders for the election of directors at an annual meeting, the stockholder must give timely notice of such business or nomination to the secretary of the Company. All notices given pursuant to this Section 2.4 shall be in writing and, to be timely, must be received by the secretary of the Company, (i) if such meeting is to be held on a date that is not more than 30 days in advance of the anniversary of the previous year’s annual meeting and not later than 60 days after the anniversary of the previous year’s annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the annual meeting of the stockholders for the immediately preceding year or, (ii) for any other annual meeting of stockholders, including in the event that no annual meeting was held in the immediately preceding year, not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of: (1) the 90th day prior to the annual meeting and (2) the close of business on the tenth day following the date on which the date of such meeting is first disclosed by the Company in a press release reported by the Dow Jones News Services, The Associated Press, or a comparable national news service or in a document filed by the Company with the Securities and Exchange Commission (“SEC”) pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). In no event will the adjournment, recess or postponement (or the public announcement thereof) of an annual meeting for which notice has already been given or for which a public announcement of the meeting date has already been made, commence a new notice time period (or extend any notice time period) for the giving of a stockholder’s notice as described above. All such notices shall include a representation that the person sending the notice is a stockholder of record and will remain a stockholder of record through the record date for the meeting in which such business or nomination is to be considered.
(c)Notice as to nominations for the election of directors or proposals with respect to any other business to be brought before the meeting brought by a stockholder shall include:
(i)as to each person whom such stockholder proposes to nominate for election or reelection as a director of the Company, (1) the name, age, business address, residence address and principal occupation or employment of such nominee, (2) the class and number of shares of capital stock of the Company which are owned of record and beneficially by such nominee, if any, (3) a description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings during the past three years, and any other material relationships, between or among such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates and associates, on the one hand, and such proposed nominee and his or her affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if such stockholder and such beneficial owner, or any affiliate or associate thereof, were the “registrant” for the purposes of such rule and the nominee were a director or executive officer of such registrant, (4) the written statement and agreement of each nominee consenting to be named form of proxy relating to the meeting at which directors are to be elected and to serving as a director if elected and agreeing to serve as a director for the full term for which such person is standing for election if so elected, (5) a representation that such nominee has read and agrees to adhere to the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics and any other of the Company’s policies or guidelines applicable to directors, (6) a representation that such nominee is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any nomination or other business proposal, issue or question that has not been disclosed to the Company or any such commitment that could limit or interfere with such nominee’s ability to comply, if elected as a director of the Company, with such nominee’s fiduciary duties under applicable law, (7) a representation that such nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Company that has not been disclosed to the Company, (8) a written questionnaire with respect to the background, qualification, experience as relates to the core business of the Company, and independence of such proposed nominee, completed and executed by such proposed nominee, in the form to be provided by the secretary of the Company upon written request of any stockholder of record within 10 days of such request, and (9) such other information as would be required to be included in a proxy statement or other filings required to be made in connection with soliciting proxies for the election of the nominee in a contested election or that would otherwise be required to be disclosed under Section 14(a) of the Exchange Act; and
(ii)as to such stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or other business proposal is made, and if such proposing stockholder or beneficial owner is an entity, as to each director, executive, managing member, or control person of such entity (any such individual or control person, a “control person”), (1) the name and address of such stockholder, as they appear on the Company’s books, and of the beneficial owner, if any, on whose behalf the nomination or other business proposal is being made, (2) the class and number of shares of the Company which are owned as of the date of the proposing stockholder’s notice by such stockholder (beneficially and of record), the beneficial owner, if any, on whose behalf the nomination or other business proposal is being made, and any control person, as applicable, (3) a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such proposing stockholder’s notice by, or on behalf of, the proposing stockholder, the beneficial owner, if any, on whose behalf the nomination or other business proposal is being made, and any control person, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Company, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the proposing stockholder, beneficial owner, or any of control person with respect to shares of stock of the Company, (4) the name and address of any other stockholders known by such proposing stockholder to be financially supporting such nomination or business proposal, and to the extent known, the class and number of all shares of the Company’s capital stock owned beneficially or of record by such other stockholders (including beneficial and record owners and control persons), (5) a representation whether such stockholder, or beneficial owner, if any, or any control person intends or is part of a group which intends (x) to deliver a proxy statement or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect such nominee or approve such business proposal, (y) otherwise to solicit proxies or votes from stockholders in support of such nomination or business proposal, or (z) to solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 promulgated under the Exchange Act, (6) a description of any agreement, arrangement, or understanding with respect to such nomination or other business proposal between or among such stockholder, the beneficial owner, if any, on whose behalf the nomination or other business proposal is being made, and any control person, (7) a representation that the such stockholder is a holder of record of shares of the Company entitled to vote at the meeting and intends to appear in person at the meeting (or a qualified representative thereof intends to appear in person at the meeting) to nominate the person or persons specified in the notice or propose such other business proposal and (8) any other information relating to such stockholder and beneficial owner, if any, on whose behalf the nomination or other business proposal is being made, and any control person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the business proposal or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act.
The foregoing notice requirements of paragraph (c) of this Section 2.4 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Company of such stockholder’s intent to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such annual meeting.

(d)Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders called by the Board of Directors at which directors are to be elected pursuant to the Company’s notice of meeting (i) by or at the direction of the Board of Directors or any committee thereof; or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Company who is a stockholder of record at the time the notice provided for in this Section 2.4(d) is delivered to the secretary of the Company and at the time of the special meeting of stockholders, who is entitled to vote at the meeting, and upon such election and who complies with the notice procedures set forth in this Section 2.4. In the event the Company calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting, if such stockholder delivers a stockholder’s notice that complies with the requirements of Section 2.4(c) to the secretary of the Company at the principal executive offices of the Company not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of: (x) the 90th day prior to such special meeting; or (y) the tenth (10th) day following the date on which the date of the special meeting and the nominees proposed by the Board of Directors to be elected at such meeting is first disclosed in a press release reported by the Dow Jones News Services, The Associated Press, or a comparable national news service or in a document filed by the Company with the SEC pursuant to Section 13, 14, or 15(d) of the Exchange Act. In no event shall an adjournment, recess or postponement (or the public announcement thereof) commence a new time period (or extend any notice time period) for the giving of a stockholder’s notice as described above.
(e)Notice as to proposals with respect to any business to be brought before the meeting other than the election of directors shall also set forth the text of the proposal, may set forth any statement in support of such proposal that the stockholder wishes to bring to the attention of the Company and shall specify any material interest of such stockholder in such business. The stockholder providing the notice shall also be required to provide such further information as may be requested by the Company to comply with the rules and regulations of any stock exchange applicable to the Company and federal securities laws, rules and regulations.
(f)A stockholder providing notice of any director nomination proposed to be made at a meeting or of any other business proposed to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice (other than the representations required pursuant to Section 2.4(b)) pursuant to this

Section 2.4 shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received at, the principal executive offices of the Company not later than five business days after the record date for the meeting (in the case of an update and supplement required to be made as of the record date), and not later than eight business days prior to the date of the meeting, if practicable (or, if not practicable, on the first practicable date prior to the date for the meeting) or any adjournment or postponement thereof. In addition, any stockholder providing such notice shall update and supplement such notice and deliver such update and supplement to the principal executive offices of the Company, promptly following the occurrence of any event that materially changes the information provided or required to be provided in such notice pursuant to this Section 2.4. For the avoidance of doubt, this obligation to update and supplement shall not limit the Company’s rights with respect to any deficiencies in any stockholder’s notice, including, without limitation, any representation required herein, extend any applicable deadlines under these bylaws or enable or be deemed to permit a stockholder who has previously submitted a stockholder’s notice under these bylaws to change any representation that was previously made pursuant to this Section 2.4, to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of stockholders.
(g)Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 2.4 shall be eligible to be elected at an annual or special meeting of stockholders of the Company to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.4. A stockholder shall also comply with all applicable requirements of the Exchange Act with respect to stockholder proposals and nominations set forth in Section 2.4; provided however, that any references in these bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.4 and compliance with this Section 2.4 shall be the exclusive means for a stockholder to make nominations or submit other business (other than business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act). Nothing in this Section 2.4 shall be deemed to affect any rights of stockholders to request inclusion of proposals other than nominations in the Company’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act.
(h)The number of nominees a stockholder may nominate for election at an annual meeting or a special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting or special meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected by stockholders generally at such annual meeting or special meeting.
(i)The Company shall be under no obligation to include any stockholder proposal in its proxy statement or otherwise present any such proposal to stockholders at a meeting of stockholders if the Board of Directors believes that the proposing stockholder has not complied with the applicable requirements of the Exchange Act, nor shall the Company be required to include in its proxy statement to stockholders any stockholder proposal not required to be included in its proxy statement to stockholders in accordance with the Exchange Act.
Section 2.5    Notice of Meeting. Notice of each meeting of stockholders, stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and holders of proxies for stockholders may participate in that meeting and be deemed present in person and vote at that meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special stockholder meeting, the purpose or purposes for which the meeting is called, shall be delivered in accordance with Section 232 of the DGCL to each stockholder of record entitled to vote at the meeting not less than ten nor more than sixty days before the date of such meeting unless otherwise required by applicable law, the Certificate of Incorporation or these bylaws. The signing by a stockholder of a written waiver of notice of any stockholders’ meeting, whether before or after the time stated in such waiver, shall be equivalent to the receiving by such stockholder of all notice required to be given with respect to such meeting. Attendance by a person at a stockholders’ meeting shall constitute a waiver of notice of such meeting except when a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 2.6    Quorum; Adjournment. Unless otherwise provided by law, by the Certificate of Incorporation or by these bylaws, the holders of a majority in voting power of the outstanding shares of the Company entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at a meeting of stockholders. When a quorum is present, the stockholders present in person or represented by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any stockholder or the refusal of any stockholder present in person or represented by proxy to vote shall not affect the presence of a quorum at the meeting. In any case, any meeting may be adjourned from time to time to reconvene at the same or some other place, if any, whether or not a quorum is present, by the chair of the meeting. Notice need not be given of any such adjourned meeting if the time, place, if any, thereof and the means of remote communication, if any, are provided in accordance with applicable law; provided, however, that if the adjournment is for more than thirty days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of the adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date so fixed for notice of such adjourned meeting.

Section 2.7    Officers of Meeting. The chair of the Board of Directors shall preside at, and the secretary of the Company shall keep the records of, each meeting of stockholders, and in the absence of either such officer, such duties shall be performed by any other officer authorized by these bylaws or, in the absence of any officer authorized by these bylaws, any officer or director appointed by the Board of Directors. The Company shall appoint at least one person to act as inspector of elections at the meeting.

Section 2.8    Conduct of Meeting. To the extent not in conflict with the provisions of applicable law relating thereto, the Certificate of Incorporation or these bylaws, the Board of Directors may adopt by resolution such rules and regulations for the conduct of meetings of stockholders as it deems appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of any meeting of the stockholders shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting, to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following:

(a)the establishment of an agenda or order of business for the meeting;

(b)the determination of when the polls shall open and close for any given matter to be voted on at the meeting;
(c)rules and procedures for maintaining order at the meeting and the safety of those present;
(d)limitations on attendance at or participation in the meeting to stockholders of record of the Company, their duly authorized and constituted proxies, or such other persons as the chair of the meeting shall determine;
(e)restrictions on entry to the meeting after the time fixed for the commencement thereof;
(f)limitations on the time allotted to questions or comments by participants;
(g)restrictions on the use of audio or video recording devices at the meeting.
Except as otherwise provided by law, the chair at any meeting of stockholders (or, in advance of any meeting of stockholders, the Board of Directors or an authorized committee thereof), in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, (a) determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with Section 2.4 and (b) if any proposed nomination or business was not made or proposed in compliance with Section 2.4, declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Except to the extent that the Board of Directors or the chair of any meeting otherwise prescribes, no rules or parliamentary procedure will be required to govern any meeting of stockholders.

Section 2.9    Voting. Each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote, in person or by proxy, for each share of capital stock held by such stockholder which has voting power upon the matter in question except to the extent that the Certificate of Incorporation or the laws of Delaware provide otherwise. In all matters other than the election of directors, the affirmative vote of the holders of a majority in voting power of shares present in person or represented by proxy and entitled to vote on the subject matter at a meeting at which a quorum is present shall be the act of the stockholders, unless a different or minimum vote is required by the Certificate of Incorporation, these bylaws, or any rule, law, or regulation applicable to the Company, its securities or the matter to be voted upon, in which case such different or minimum vote shall be the required vote for such matter. Directors shall be elected by a plurality of the votes of the shares present or represented by proxy at a meeting at which a quorum is present and entitled to vote on the election of directors. No stockholder shall have the right to cumulate his votes at any election for directors of the Company.

Section 2.10    Proxies. Each stockholder entitled to vote or execute a consent may do so either in person or by proxy . No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The authorization of a person to act as proxy may be documented, signed, and delivered in accordance with Section 116 of the DGCL provided that such authorization shall set forth, or be delivered with, information enabling the Company to determine the identity of the stockholder granting such authorization. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Company generally. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the secretary of the Company a revocation of the proxy or a new proxy bearing a later date. Any stockholder soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Section 2.11    Record Date.

(a)For the purpose of determining the stockholders (i) entitled to notice of or to vote at any meeting of stockholders or adjournment thereof, (ii) entitled to express consent to corporate action in writing without a meeting or (iii) entitled to receive payment of any dividend or other distribution or allotment of any rights, entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty nor less than ten days, before the date on which the meeting will take place (with respect to meetings of stockholders), more than ten days after the date upon which the resolution fixing the record date is adopted (with respect consent to corporate action in writing) or more than sixty days before any other action requiring such determination of stockholders. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, the record date shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If no record date is fixed for the determination of stockholders entitled to express consent to corporate action without a meeting, (A) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Company in accordance with applicable law, and (B) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. If no record date is fixed for the purpose of such other actions described in clause (iii) above, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 2.11, such determination shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote therewith at the adjourned meeting.
Section 2.12    Voting List. The officer or agent having charge of the stock transfer books for shares of the Company shall make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof (provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be kept open to the examination of any stockholder for any purpose germane to the meeting for a period of ten days before such meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during usual business hours, on file at the principal place of business of the Company. Such list shall be prima facie evidence as to who are the stockholders entitled to examine such list or to vote at such meeting of stockholders.

Section 2.13    Consent of Absentees. No defect in the calling or giving notice of a stockholder meeting will affect the validity of any action at the meeting if a quorum was present and if each stockholder not present in person or represented by proxy give waiver of notice, in writing or by electronic transmission, either before or after the meeting. Such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

ARTICLE 3

DIRECTORS

Section 3.1    Powers. The Board of Directors shall have and may exercise all the powers of the Company and shall manage and direct the business and affairs of the Company, except as otherwise provided in the DGCL or the Certificate of Incorporation.

Section 3.2    Number, Tenure and Qualification. The number of directors of the Company, which shall be no more than eleven or no fewer than three, shall be determined by resolution of the Board of Directors. Directors shall hold office for a term of three years and shall serve until the expiration of such director’s term and thereafter until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. No decrease in number of directors shall shorten the term of any incumbent director. The Board of Directors shall be divided into three classes of directors. Directors need not be residents of Delaware nor stockholders of the Company. Further qualifications shall be established by resolution of the Board of Directors or in the charter governing the nominating committee of the Board of Directors and shall include such qualifications as may be necessary to ensure compliance with applicable federal securities law and, during any period in which the Company’s shares are listed on a stock exchange or with a registered securities association or other self-regulatory organization, the listing standards of such stock exchange, registered securities association or other self-regulatory organization.

Section 3.3    Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy occurring by reason of an increase in the number of directors, may be filled by a majority of the remaining directors, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of such director’s predecessor in office. A vacancy shall be deemed to exist by reason of the death, resignation, failure or refusal to act by the person elected, upon the failure of stockholders to elect directors to fill the unexpired term of directors removed in accordance with the provisions of these bylaws or upon an increase in the number of directors by resolution of the Board of Directors or amendment of these bylaws.

Section 3.4    Removal. Any director of the Company may be removed, but only for cause, by the holders of a majority in voting power of the shares then entitled to vote at an election of directors.

Section 3.5    Resignation. Any director may resign at any time by delivering his or her resignation in writing or by electronic transmission to the president or the secretary of the Company. Such resignation shall take effect at the date of receipt of such notice by the Company or at such later effective date or upon the happening of an event or events as is therein specified. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.6    Regular Meetings. Regular meetings of the Board of Directors shall be held, without call or notice, immediately following each annual meeting of the stockholders of the Company and at such other times as the Board of Directors may determine.

Section 3.7    Special Meetings. Special meetings of the Board of Directors may be called for any purpose at any time by the chair of the Board of Directors, the president or a majority of the total authorized number of directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least 24 hours before the special meeting to each director in person or by telephone, email, or by other means of electronic transmission, or at least three business days’ notice if notice is given by mail addressed to such director at such director’s address as it appears on the records of the Company. Such notice need not state the purposes of the special meeting and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting of the Board of Directors.

Section 3.8    Place of Meetings. Regular meetings of the Board of Directors may be held without call or formal notice at such places, if any, either within or without the State of Delaware and at such times as the Board of Directors may from time to time determine.

Section 3.9    Chair of the Board. The Board of Directors shall elect a chair of the Board of Directors from among the directors to preside at meetings of the Board of Directors.

Section 3.10    Secretary of the Board. The secretary of the Company shall be the secretary of the Board of Directors and shall act as secretary of the meetings of the Board of Directors, recording the minutes of all such meetings. If the secretary of the Company is not available, then the chair of the Board of Directors may appoint a person, who need not be a director or officer of the Company, to serve as secretary of the meeting.

Section 3.11    Quorum. Except as otherwise provided by these bylaws, the Certificate of Incorporation, or required by applicable law, a majority of the total number of directors fixed by or in accordance with these bylaws shall be necessary to constitute a quorum for the transaction of business, except to adjourn the meeting as provided in Section 3.13 below or as provided in Section 3.3 above. Every act or decision done or made by a majority of the directors present at a meeting at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number is required by law or by the Certificate of Incorporation or these bylaws.

Section 3.12    Action Without Meeting or by Telephone. Unless otherwise restricted by the Certificate of Incorporation or by these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting and with the same force and effect as a unanimous vote of the directors if all directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission and any consent may be documented, signed, and delivered in any manner permitted by Section 116 of the DGCL. After an action is taken, such written consent shall be filed with the minutes of the proceedings of the Board of Directors or committee in accordance with applicable law. The directors may participate in a meeting of the Board of Directors by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where participation is for the express purpose of objecting to the transaction of business at the meeting on the ground that the meeting is not lawfully called or convened.

Section 3.13    Adjournment. A majority of the directors present at any meeting of the Board of Directors, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least 24 hours’ notice of the date, time and place of holding an adjourned meeting shall be given to each director, whether or not present at the time of the adjournment, if such notice shall be given in person or by telephone, email, or by other means of electronic transmission, or at least three days’ notice shall be given if such notice is given by mail addressed to such director at such director’s address as it appears on the records of the Company. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

Section 3.14    Presumption of Assent. A director of the Company who is present at a meeting of the Board of Directors in which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be written in the minutes of the meeting or unless he shall file his written dissent to such action or abstention with respect to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent or abstention by registered or certified mail to the secretary of the Company immediately after the adjournment of the meeting. Such right to dissent or abstain shall not apply to a director who voted in favor of such action.

Section 3.15    Compensation. Directors and members of committees of the Board of Directors may receive such compensation, if any, for their services and such reimbursement for expenses in connection with such service as may be fixed or determined by resolution of the Board of Directors or by the Compensation Committee of the Board of Directors, subject to ratification by the Board of Directors.

Section 3.16    Consent of Absentees. No defect in the calling or noticing of a meeting of the Board of Directors will affect the validity of any action at the meeting if a quorum was present and if each director not present gives a waiver of notice in writing or by electronic transmission, whether before or after the meeting. Such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 3.17    Committees. The Board of Directors may, by resolution adopted by a majority of the Board of Directors, designate one or more members of the Board of Directors to constitute one or more committees of the Board of Directors, including without limitation an executive committee, an audit committee, a compensation committee and a nominating committee. Each committee shall have and may exercise such powers in the management of the business and affairs of the Company as the Board of Directors may determine by resolution and specify in the respective resolutions appointing them, subject to such restrictions as may be contained in the Certificate of Incorporation or imposed by applicable law. Such committee or committees shall have such name or names as may be determined from time to time by resolutions adopted by the Board of Directors. A majority of the members of any such committee may fix its rules of procedure, determine its actions and fix the time and place, in Delaware or elsewhere, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall provide otherwise by resolution. The Board of Directors shall have the power to change the membership of any such committee at any time, to fill vacancies on the committee and to disband any such committee for any reason at any time. Each committee shall keep regular minutes of its proceedings and report such proceedings to the Board of Directors when required. The proceedings of each committee shall be placed in the minute book of the Company. Unless otherwise specifically restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at a meeting of a committee may be taken without a meeting if all members of the committee consent thereto in writing or by electronic transmission. Such consent shall have the same force and effect as a unanimous vote at an actual meeting. The executed consent shall be placed in the minute book of the Company. Members of a committee may participate in a meeting of the committee by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where participation is for the express purpose of objecting to the transaction of business at the meeting on the ground that the meeting is not lawfully called or convened. Except as otherwise specifically provided by the Board of Directors, any committee shall have the power to appoint a subcommittee from among its members and to delegate to any such subcommittee any of its powers, duties and functions.

ARTICLE 4

OFFICERS

Section 4.1    Title. The officers of the Company shall be a president, a vice president, a secretary and a treasurer. The officers of the Company may also include, as the Board of Directors shall from time to time determine, a chief executive officer, a chief operating officer, a chief financial officer and other officers and assistant officers. Any two or more offices may be held by the same person. The officers of the Company shall have such powers and duties in the management of the Company as may be prescribed in these bylaws, a resolution by the Board of Directors or, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

Section 4.2    Election. The officers of the Company to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders or at such other time as determined by the Board of Directors. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his earlier death, resignation or removal as provided in these bylaws. The Board of Directors may delegate to any officer or committee the power to appoint any officers, other than the chief executive officer, president, chief operating officer, vice president, secretary, chief financial officer or treasurer, subcommittees or agents, to specify their duties and to determine their compensation.

Section 4.3    Removal. Any officer or agent may be removed, either with or without cause, by a majority of the directors then in office at any regular or special meeting of the Board of Directors or by any committee or officer upon whom such power of removal may be conferred by the Board of Directors. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contract rights.

Section 4.4    Resignation. Any officer may resign at any time by delivering his or her resignation in writing or by electronic transmission to the president or the secretary of the Company. Such resignation shall take effect at the date of receipt of such notice by the Company or at such later effective date or upon the happening of an event or events as is therein specified. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.5    Vacancies. If any office of the Company becomes vacant for any reason, the Board of Directors may elect a successor who shall hold office for the unexpired term thereof and until such officer’s successor is elected and qualified.

Section 4.6    Salaries. The salaries or other compensation of the officers shall be fixed from time to time (a) by the Board of Directors or (b) by the compensation committee, subject to ratification by the Board of Directors. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that such officer is also a director of the Company.

Section 4.7    Bonds of Officers. The Board of Directors may secure the fidelity of any officer of the Company by bond or otherwise, on such terms and with such surety or sureties, conditions, penalties or securities as shall be deemed proper by the Board of Directors.

Section 4.8    Delegation. The Board of Directors may delegate temporarily the powers and duties of any officer of the Company, in such officer’s absence or for any other reason, to any other officer, and may authorize the delegation by any officer of the Company of any of such officer’s powers and duties to any agent or employee, subject to the general supervision of such officer.

ARTICLE 5

INDEMNIFICATION
Section 5.1    Indemnification. The Company shall indemnify and hold harmless to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) actually and reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, the Company shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors.

Section 5.2    Advancement of Expenses. Expenses actually and reasonably incurred by a Covered Person in defending a Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding to the fullest extent permitted by, and only in compliance with, the DGCL or any other applicable federal or state laws as may from time to time be in effect, including without limitation any provision of the DGCL which requires, as a condition precedent to such expense advancement, the delivery to the Company of an undertaking, by or on behalf of such Covered Person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Covered Person is not entitled to be indemnified under this Article 5 or otherwise.

Section 5.3    Enforcement. If a claim under Section 5.1 for indemnification (following the final disposition of such Proceeding) is not paid in full by the Company within sixty days after a written claim has been received by the Company from the Covered Person or if a claim under Section 5.2 for advancement of expenses is not paid in full by the Company within thirty days after the Company has received a statement or statements requiring such amounts to be advanced, such Covered Person may at any time thereafter bring suit in a court of competent jurisdiction against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, such Covered Person shall also be entitled to be paid the reasonable expense of prosecuting the successful portion of such claim to the fullest extent permitted by law. It shall be a defense to any such suit (other than a suit brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition when the required undertaking, if any is required, has been tendered to the Company) that the Covered Person has not met the standards of conduct which make it permissible under the DGCL or other applicable law to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, a committee thereof, independent legal counsel or its stockholders) to have made a determination before the commencement of such suit as to whether indemnification is proper in the circumstances based upon the applicable standard of conduct set forth in the DGCL or other applicable law nor an actual determination by the Company (including its Board of Directors, a committee thereof, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 5.4    Nonexclusive. The rights to indemnification provided by this Article 5 to any Covered Person shall not be deemed exclusive of any other rights to which such Covered Person may be entitled under any statute, the Certificate of Incorporation, other provisions of these bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 5.5    Permissive Indemnification. The rights to indemnification and advancement of expenses which are conferred on the Company’s directors and officers by Sections 5.1 and 5.2 may be conferred upon any employee or agent of the Company or other person serving at the request of the Company if, and to the extent, authorized by the Board of Directors.

Section 5.6    Insurance. The Company shall have power to purchase and maintain insurance, at its expense, on behalf of any Covered Person against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Certificate of Incorporation, the provisions of this Article 5, the DGCL or other applicable law.

Section 5.7    Repeal or Amendment. Any amendment, repeal, or modification of this Article 5 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE 6

CERTIFICATES

Section 6.1    Share Certificates. The shares of capital stock of the Company shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates, such certificates shall be in the form, other than bearer form, approved by the Board of Directors. Certificates shall be consecutively numbered and shall be entered in the books of the Company as they are issued. Each certificate shall state on its face the holder’s name, the number and class of shares, the par value of shares or a statement that such shares are without par value and such other matters as may be required by law. Such certificates shall be signed by, or in the name of, the Company by any two authorized officers of the Company (it being understood that the chief executive officer, president or a vice president, and by the secretary or an assistant secretary, of the Company shall each be an authorized officer for such purpose). Any or all such signatures may be facsimiles. If any officer, transfer agent or registrar whose signature, or a facsimile thereof, shall have been set upon any certificate shall cease, before the issuance of such certificate, to occupy such position, the Company may nevertheless adopt and issue such certificate with the same effect as if such signatory still occupied such position as of such date of issuance, and issuance and delivery of such certificate by the Company shall constitute adoption thereof by the Company.

Section 6.2    Lost, Stolen or Destroyed Certificates. The Company may issue a new certificate of stock or uncertificated shares (if applicable) in place of any certificate for shares previously issued alleged to have been lost, stolen or destroyed if the registered owner of the certificate furnishes an affidavit that the certificate has been lost, destroyed or stolen. The Company may, when authorizing such issue of a new certificate of stock or uncertificated shares, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against the Company against any claim that may be made against the Company on account of the alleged loss, destruction or theft of the certificate.

Section 6.3    Transfers of Stock. Stock of the Company shall be transferable in the manner prescribed by law and in these bylaws. Transfers of stock shall be made on the books administered by or on behalf of the Company only by the direction of the registered holder thereof or such person’s attorney, lawfully constituted in writing, and, in the case of certificated shares, upon the surrender to the Company or its transfer agent or other designated agent of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued.

Section 6.4    Transfer Agent and Registrar. The Board of Directors may appoint, or may authorize any officer or officers to appoint, one or more transfer agents or registrars of the shares, or both, and may require all stock certificates to bear the signature of a transfer agent or registrar, or both.

Section 6.5    Holder of Record. The Company shall be entitled to treat the holder of record of any shares as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares on the part of any other person, including without limitation a purchaser, assignee or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Company shall have either actual or constructive notice of the interest of such other person, except as otherwise required by law.

ARTICLE 7

MISCELLANEOUS

Section 7.1    Execution of Papers. The chief executive officer and president shall have the power and authority to execute, on behalf of the Company, any deeds, leases, transfers, sales of securities, contracts, proxies, bonds, notes, checks, drafts and other obligations, agreements and undertakings made, accepted or endorsed by the Company. The Board of Directors may authorize any officer or officers or agent or agents of the Company to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances.

Section 7.2    Corporate Seal. The corporate seal, if any, shall be in such form as the Board of Directors shall approve, and such seal, or a facsimile thereof, may be impressed on, affixed to or in any manner reproduced upon instruments of any nature required to be executed by officers of the Company.

Section 7.3    Books and Records. Any records administered by or on behalf of the Company in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained on any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, the records so kept comply with Section 224 of the DGCL. The Company shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

Section 7.4    Fiscal Year. Except as otherwise provided by the Board of Directors from time to time, the fiscal year of the Company shall commence on the first day of October of each year.

Section 7.5    Conflict with Applicable Law or Certificate of Incorporation. These bylaws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these bylaws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.

Section 7.6    Exclusive Forum. Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no court located within the State of Delaware has jurisdiction, the federal district court for the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or stockholder of the

Company to the Company or the Company’s stockholders; (c) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation, or these bylaws (as either may be amended or restated) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; or (d) any action asserting a claim governed by the internal affairs doctrine or asserting an “internal corporate claim” (as that term is defined in Section 115 of the DGCL) (any action, proceeding or claim described in clauses (a) through (d) being referred to as a “Covered Action”). If any Covered Action is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall, to the fullest extent permitted by applicable law, be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Article 7 (an “Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions of this Section 7.6.

ARTICLE 8

AMENDMENTS
Section 8.1    Amendments. These bylaws may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that any proposal by a stockholder to amend these bylaws will be subject to the provisions of Article 2 of these bylaws except as otherwise required by law. These bylaws may be adopted, amended or repealed by the approval of at least seventy-five percent (75%) of the directors. The fact that such power has been so conferred upon the Board of Directors will not divest the stockholders of the power, nor limit their power to adopt, amend, or repeal bylaws.